As filed with the U.S. Securities and Exchange Commission on February 26, 2021 under the Securities Act of 1933, as amended.

No. 333-253331

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Plum Acquisition Corp. I

(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	98-1577353 (I.R.S. Employer Identification No.)

2021 Fillmore St. #2089

San Francisco, California 94115

(415) 683-6773

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Clay Whitehead

Chief Executive Officer

2021 Fillmore St. #2089

San Francisco, California 94115

(415) 683-6773

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Peter S. Seligson Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022 Tel: (212) 446-4800 Fax: (212) 446-4900	Ryan J. Maierson Latham & Watkins LLP 811 Main Street Houston, TX 77002 (713) 546-5400

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.  ☐

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-fifth of one redeemable warrant(2)	34,500,000 units	$10.00	$345,000,000	$37,640
Class A ordinary shares included as part of the units(3)	34,500,000 shares	—	—	—(4)
Redeemable warrants included as part of the units(3)	6,900,000 warrants	—	—	—(4)
Total			$345,000,000	$37,640

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)

Includes 4,500,000 units, consisting of 4,500,000 Class A ordinary shares and 900,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(4)	No fee pursuant to Rule 457(g).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine

EXPLANATORY NOTE

Plum Acquisition Corp. I is filing this Amendment No. 1 to its registration statement on Form S-1 (File No. 333-252331) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the exhibits index to the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) The Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement.

3.1	Memorandum and Articles of Association.

3.2	Form of Amended and Restated Memorandum and Articles of Association.

4.1	Specimen Unit Certificate.

4.2	Specimen Class A Ordinary Share Certificate.

4.3	Specimen Warrant Certificate.

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.

5.1	Opinion of Kirkland & Ellis LLP.

5.2	Opinion of Maples and Calder, Cayman Islands Counsel to the Registrant.

10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.

10.2	Form of Registration and Shareholder Rights Agreement among the Registrant, the Sponsor and the Holders signatory thereto.

10.3	Form of Private Placement Warrants Purchase Agreement between the Registrant and the Sponsor.

10.4	Form of Indemnity Agreement.

10.5	Form of Administrative Services Agreement between the Registrant and the Sponsor.

10.6	Promissory Note, dated as of January 13, 2021, between the Registrant and the Sponsor.

10.7	Securities Subscription Agreement, dated January 13, 2021, between the Registrant and the Sponsor.

10.8	Form of Letter Agreement between the Registrant, the Sponsor and each director and executive officer of the Registrant.

23.1	Consent of Marcum LLP**

23.2	Consent of Kirkland & Ellis LLP (included on Exhibit 5.1).

23.3	Consent of Maples and Calder (included on Exhibit 5.2).

24	Power of Attorney (included on signature page to the initial filing of this Registration Statement).**

99.1	Consent of Lane Bess.**

99.2	Consent of Jennifer Ceran.**

99.3	Consent of Vin Murria.**

99.4	Consent of Alok Sama.**

99.5	Consent of Kevin Turner.**

99.6	Consent of Kelly Breslin Wright.**

**	Previously Filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, New York, on the 26th day of February, 2021.

PLUM ACQUISITION CORP. I

By:	/s/ Clay Whitehead

Name:	Clay Whitehead
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/S/ KANISHKA ROY Kanishka Roy	President and Director	February 26, 2021

/S/ URSULA BURNS Ursula Burns	Executive Chairwoman and Director	February 26, 2021

/S/ CLAY WHITEHEAD Clay Whitehead	Chief Executive Officer and Director (Principal Executive Officer)	February 26, 2021

/S/ MIKE DINSDALE Mike Dinsdale	Chief Financial Officer, Chief Operating Officer (Principal Financial and Accounting Officer) and Director	February 26, 2021

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